EXHIBIT 4.1

                                INTERACTIVE DATA
                           FINANCIAL TIMES Information
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                                   15th Floor
                               New York, NY 10038

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                              Fax: (212) 771-6445


February 8, 2001


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


        Re: Van Kampen Focus Portfolios Insured Income Trust, Series 77
                            (A Unit Investment Trust)
                  Registered Under the Securities Act of 1933
                               File No. 333-54352
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Gentlemen:

         We have examined the Registration Statement for the above captioned Fund. We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                    Steven Miano
                                           Director Fixed Income Data Operations